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                                                               EXHIBIT (h)(2)(b)

                                  Schedule A
               Administration and Shareholder Services Agreement



                             PF AIM Blue Chip Fund
                         PF AIM Aggressive Growth Fund
                        PF INVESCO Health Sciences Fund
                          PF INVESCO Technology Fund
                         PF Janus Strategic Value Fund
                            PF Janus Growth LT Fund
                      PF Lazard International Value Fund
                          PF MFS Mid-Cap Growth Fund
                           PF MFS Global Growth Fund
                          PF PIMCO Managed Bond Fund
                       PF Pacific Life Money Market Fund
                         PF Putnam Equity Income Fund
                            PF Putnam Research Fund
                   PF Salomon Brothers Large-Cap Value Fund



AGREED TO & ACCEPTED BY:


PACIFIC FUNDS


By:  /s/ Glenn S. Schafer
     --------------------
Name:  Glenn S. Schafer
Title: President


PACIFIC LIFE INSURANCE COMPANY


By:  /s/ Glenn S. Schafer         By:  /s/ Audrey L. Milfs
     --------------------              -------------------
Name:  Glenn S. Schafer           Name:  Audrey L. Milfs
Title: President                  Title: Vice President & Secretary



Effective:  December 31, 2001